The Instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed. This Letter of Transmittal is for use only in conjunction with the proposed transaction pursuant to which Canada Southern Petroleum Ltd. will amalgamate with 1265817 Alberta Ltd.
LETTER OF TRANSMITTAL
FOR COMMON SHARES OF CANADA SOUTHERN PETROLEUM LTD.
      This Letter of Transmittal, properly completed and duly executed, together with all other required documents, must accompany certificates for common shares (“Shares”) of Canada Southern Petroleum Ltd. (“CSP”) deposited under the proposed transaction (the “Proposed Transaction”) pursuant to which CSP will amalgamate (the “Amalgamation”) with 1265817 Alberta Ltd. (“Newco”), a subsidiary of 1212707 Alberta Ltd. (“1212707”), and an indirect subsidiary of Canadian Oil Sands Limited (“COSL”) pursuant to the Business Corporations Act(Alberta). Upon such Amalgamation, each issued and outstanding Share of CSP, other than those held by Newco and Dissenting Shareholders (if any), will be converted into class A redeemable preferred shares (“Preferred Shares”) of the amalgamated company (“Amalco”) and thereafter will be redeemed by Amalco as of 5:00 p.m. (Calgary time/ Mountain Standard Time) on the date of the Amalgamation (the “Redemption Time”) at a cash price of U.S.$13.10 per Preferred Share (the “Redemption Amount”). Holders of Preferred Shares can elect, prior to the Redemption Time, by following the procedure described below, to have 1212707, purchase any and all such Preferred Shares at a purchase price of U.S.$13.10 cash per Preferred Share (the “Purchase Amount”) prior to such redemption. Capitalized terms used but not defined in this Letter of Transmittal which are defined in the management information circular (the “Circular”) of CSP dated September 25, 2006 have the meanings set out in the Circular.
TO: CANADA SOUTHERN PETROLEUM LTD.
AND TO: 1265817 ALBERTA LTD.
AND TO: 1212707 ALBERTA LTD.
AND TO: COMPUTERSHARE INVESTOR SERVICES INC. at its offices set out herein (the “Depositary”)
      The undersigned represents and warrants that the undersigned owns the number of Shares represented by the enclosed certificate(s) and delivers such Share certificate(s) to you for deposit pursuant to the Proposed Transaction upon the terms and conditions contained in the Circular. The following are the details of the enclosed certificate(s):

Certificate Number(s)	Name in which Registered	Number of Shares Deposited

      The undersigned acknowledges receipt of the Circular and represents and warrants that the undersigned has good and sufficient authority to deposit, sell and transfer the Shares (which shall be converted into Preferred Shares of Amalco upon the Amalgamation of CSP and Newco) represented by the enclosed certificate(s) (the “Deposited Shares”).
      UNLESS THE UNDERSIGNED ELECTS TO RECEIVE THE PURCHASE AMOUNT BY CHECKING THE BOX BELOW AND DELIVERS THIS LETTER OF TRANSMITTAL TO THE DEPOSITARY PRIOR TO THE REDEMPTION TIME, THE UNDERSIGNED DEPOSITS THE DEPOSITED SHARES IN CONNECTION WITH THE REDEMPTION THEREOF IN ORDER TO RECEIVE THE REDEMPTION AMOUNT LESS ANY TAX WITHHOLDINGS. The undersigned acknowledges that a portion of the payment that it receives representing the Redemption Amount following the redemption by Amalco of the Deposited Shares will constitute a dividend for purposes of the Income Tax Act (Canada), which may have adverse tax consequences to the holder of the Deposited Shares, and in the case of a Non-Resident Holder, will be subject to withholding tax. For additional information, see “Canadian Federal Income Tax Considerations and United States Federal Income Tax Considerations” in the Circular. Shareholders are advised to consult their own tax advisors with respect to the consequences to them of receiving a dividend from a Canadian corporation.

☐	THE UNDERSIGNED ELECTS TO TRANSFER THE DEPOSITED SHARES TO 1212707 IN CONSIDERATION FOR THE PAYMENT BY 1212707 TO THE UNDERSIGNED OF THE PURCHASE

AMOUNT. Note: To be effective, this election must be validly made before the Deposited Shares are redeemed by Amalco — see Instruction 1(a) below.

      The undersigned further represents and warrants that when the Deposited Shares are redeemed by Amalco or purchased by 1212707, as the case may be, Amalco or 1212707 (in either case, the “Acquiring Corporation”) will acquire good title to the Deposited Shares free from all liens, charges, encumbrances, claims and equities and in accordance with the following: FOR VALUE RECEIVED the undersigned irrevocably assigns to the Acquiring Corporation all of the right, title and interest of the undersigned in and to the Deposited Shares and (excluding the payment of the Redemption Amount if the undersigned has not elected to transfer the Deposited Shares to 1212707, and excluding the payment of the Purchase Amount if the undersigned has elected to transfer the Deposited Shares to 1212707), in and to any and all dividends, distributions, payments, securities, rights, warrants, assets or other interests (collectively, “distributions”) which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Shares or any of them after the time that the Deposited Shares are redeemed by Amalco or purchased by 1212707, as the case may be.
      The undersigned irrevocably constitutes and appoints each of Marcel R. Coutu and Allen R. Hagerman, each of whom is an officer of the Acquiring Corporation, and any other person designated by the Acquiring Corporation in writing, the true and lawful agent, attorney and attorney-in-fact of the undersigned with respect to the Deposited Shares purchased or redeemed under the Proposed Transaction and any distributions on such Deposited Shares with full power of substitution (such power of attorney, being coupled with an interest, being irrevocable) to, in the name of and on behalf of the undersigned, (a) register or record the transfer of such Deposited Shares and distributions consisting of securities on the registers of CSP or Amalco, as the case may be; (b) for as long as any of such Deposited Shares are registered or recorded in the name of the undersigned (whether or not they are now so registered or recorded), execute and deliver (provided the same is not contrary to applicable law), as and when requested by the Acquiring Corporation, any instruments of proxy, authorization or consent in form and on terms satisfactory to the Acquiring Corporation in respect of any such Deposited Shares and distributions, and to designate in any such instruments of proxy any person or persons as the proxyholder of the undersigned in respect of such Deposited Shares and distributions; (c) execute and negotiate any cheques or other instruments representing any such distribution payable to or to the order of the undersigned; and (d) exercise any rights of the undersigned with respect to such Deposited Shares and distributions.
      The undersigned revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Deposited Shares or any distributions. No subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, will be granted with respect to the Deposited Shares or any distributions by or on behalf of the undersigned, unless the Deposited Shares are not redeemed or purchased under the Proposed Transaction.
      The undersigned covenants and agrees to execute all such other documents, transfers and other assurances as may be necessary or desirable to convey the Deposited Shares and distributions effectively to Amalco or 1212707, as the case may be.
      Each authority conferred or agreed to be conferred by the undersigned in this Letter of Transmittal may be exercised during any subsequent legal incapacity of the undersigned and all obligations of the undersigned in this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Circular, the deposit of Shares pursuant to the Letter of Transmittal is irrevocable.
      The undersigned instructs Amalco or 1212707 (upon Amalco redeeming the Deposited Shares or 1212707 purchasing the Deposited Shares), as the case may be, and the Depositary to mail the cheque for the aggregate Redemption Amount or aggregate Purchase Amount (less any tax withholdings) for the Deposited Shares, as the case may be, by first class mail, postage prepaid, or to hold such cheque for pick-up, in accordance with the instructions given below. Should any Deposited Shares not be redeemed or purchased, the deposited certificates and other relevant documents shall be returned in accordance with the instructions in the preceding sentence.

BLOCK A
ISSUE CHEQUE IN THE NAME OF: (please print)

(Name)

(Street Address and Number)

(City and Province or State)

(Country and Postal (Zip) Code)

(Telephone — Business Hours)

(Social Insurance or Social Security Number)
BLOCK B
SEND CHEQUE (unless Block C is checked) TO:
(please print or type)
☐ Same address as Box A or to:

(Name)

(Street Address and Number)

(City and Province or State)

(Country and Postal (Zip) Code)
BLOCK C

☐	HOLD CHEQUE FOR PICKUP AT THE OFFICE OF THE DEPOSITARY WHERE THIS LETTER OF
TRANSMITTAL IS DEPOSITED

BLOCK D
The undersigned:
(a) Is a resident of Canada	☐ Yes	☐ No
(b) Is a resident of the United States	☐ Yes	☐ No
(c) If neither of the above, please specify country of residence:

BLOCK E
TO BE COMPLETED BY ALL TENDERING U.S. SHAREHOLDERS
(See Instruction 5)

SUBSTITUTE FORM W-9	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	TIN: Social Security Number OR Employer Identification Number

Department of the Treasury Internal Revenue Service	Part 2 — TIN Applied For ☐

Payor’s Request for Taxpayer Identification Number (“TIN”) and Certification	Part 3 — Certification — Under the penalties of perjury, I certify that:

(1) the number shown on this form is my correct TIN (or I am waiting for a number to be issued to me),

(2) I am not subject to backup withholding either because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding and

(3) I am a U.S. person.

You must cross out item (2) of the above certification if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding.

Signature:		Date:

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER, AS WELL AS FUTURE DIVIDEND PAYMENTS
YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
CHECKED THE BOX IN PART 2 OF SUBSTITUTE FORM W-9
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
      I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of the exchange, 28% of all reportable payments made to me thereafter will be withheld until I provide a number.

Signature:	Date:

BLOCK F
CURRENCY OF PAYMENT

☐	Check here if you wish to receive payment under the Offer in Canadian dollars based upon the Bank of Canada noon spot exchange rate for Canadian dollars on October 25, 2006, the day on which funds are first provided to the Depositary to pay for Common Shares acquired pursuant to the Amalgamation.

A Shareholder who does not check the box above will receive payment under the Amalgamation in U.S. dollars.

	Dated:	, 2006

Signature guaranteed by (if required under Instruction 4)

Authorized Signature	Signature of Shareholder or Authorized Representative (see Instruction 5)

Name of Guarantor (please print or type)	Name of Shareholder (please print or type)

Name of Authorized Representative, if applicable (please print or type)	Address (please print or type)

( ) Area Code & Telephone Number during Business Hours

INSTRUCTIONS
1.   Use of Letter of Transmittal

(a)	This Letter of Transmittal (or an originally signed facsimile copy thereof) together with accompanying certificates representing the Deposited Shares must be received by the Depositary at the office specified below in order for the holder thereof to receive the Redemption Amount or the Purchase Amount and, in the case of an election to receive the Purchase Amount from 1212707, such documents must be so received prior to the Redemption Time (being 5:00 p.m. (Calgary time/ Mountain Standard Time) on the date of the Amalgamation). If this Letter of Transmittal and certificates representing the Deposited Shares are not received prior to the Redemption Time, the holder thereof will no longer have any right to receive the Purchase Amount. Subject to the requirements of applicable law with respect to unclaimed property, if this Letter of Transmittal and certificates representing the Deposited Shares are not received and the Redemption Amount is not claimed within six years of the Redemption Time, the Redemption Amount will be forfeited to Amalco and the holder of the Deposited Shares will no longer have any right to receive the Redemption Amount.

(b)	The method used to deliver this Letter of Transmittal and any accompanying certificates representing Shares is at the option and risk of the holder, and delivery will be deemed effective only when such documents are actually received. CSP recommends that the necessary documentation be hand delivered to the Depositary at its office specified below, and a receipt obtained; otherwise the use of registered mail with return receipt requested, properly insured, is recommended. Shareholders whose Shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee should contact that nominee for assistance in depositing those Shares.

(c)	Amalco and 1212707, acting alone or jointly, reserve the right, if they so elect, in their absolute discretion to instruct the Depositary to waive any defect or irregularity contained in any Letter of Transmittal.

2.	Signatures

This Letter of Transmittal must be filled in and signed by the holder of Shares participating in the Amalgamation described above or by such holder’s duly authorized representative (in accordance with Instruction 4).

(a)	If this Letter of Transmittal is signed by the registered owner(s) of the accompanying certificate(s), such signature(s) on this Letter of Transmittal must correspond with the name(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such deposited certificate(s) are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

(b)	If this Letter of Transmittal is signed by a person other than the registered owner(s) of the accompanying certificate(s):

(i)	such deposited certificate(s) must be endorsed or be accompanied by appropriate share transfer power of attorney duly and properly completed by the registered owner(s); and

(ii)	the signature(s) on such endorsement or share transfer power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in paragraph 3 below.

3.	Guarantee of Signatures

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Deposited Shares, or if Deposited Shares are not redeemed or purchased and are to be returned to a person other than such registered owner(s) or sent to an address other than the address of the registered owner(s) as shown on the share registers of CSP, or if the payment is to be issued in the name of a person other than the registered owner of the Deposited Shares, such signature must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

An “Eligible Institution” means a Canadian Schedule 1 chartered bank, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) (members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States).

4.	Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal is executed by a person on behalf of an executor, administrator, trustee, guardian, corporation, partnership or association or is executed by any other person acting in a representative capacity, this Letter of Transmittal must be accompanied by satisfactory evidence of the authority to act. Any of CSP, Amalco, 1212707 or the Depositary, at their discretion, may require additional evidence of authority or additional documentation.

5.	Substitute Form W-9

Each U.S. holder is required to provide the Depositary with a correct Taxpayer Identification Number (“TIN”) on the Substitute Form W-9 which is provided in Block E, and to certify, under penalties of perjury, that the TIN provided is correct (or that such holder is awaiting a TIN) and that (i) the holder is exempt from backup withholding, or (ii) that the holder has not been notified by the U.S. Internal Revenue Service that such holder is subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the U.S. Internal Revenue Service has notified the holder that such holder is no longer subject to backup withholding. In the case of a holder who is an individual, the TIN is generally his or her social security number or individual taxpayer identification number. If a U.S. holder has been notified by the Internal Revenue Service that such holder is subject to backup withholding, such holder must cross out item 2 of the Substitute Form W-9, unless such holder has since been notified by the Internal Revenue Service that such holder is no longer subject to backup withholding. Failure to provide the information in the Substitute Form W-9 may subject a U.S. holder to a U.S.$50 penalty to be imposed by the U.S. Internal Revenue Service and the Depositary may be required to withhold 28% on the payment of the purchase price of all Common Shares purchased from such holder. If withholding results in overpayment of taxes, a refund may be applied for with the U.S. Internal Revenue Service. Exempt holders, including all corporations, are not subject to these backup withholding and reporting requirements. If a U.S. holder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such holder should write “Applied For” in the space provided for the TIN in the Substitute Form W-9 and sign and date the Substitute Form W-9. If the box in Part 2 of the Substitute W-9 is checked, the Depositary will retain 28% of the reportable payments made to a holder during the sixty (60) day period following the date of the Substitute W-9. If the holder furnishes the Depositary with his or her TIN within sixty (60) days of the Substitute W-9, the Depositary will remit such amounts retained during such sixty (60) day period to such holder and no further amounts will be retained or withheld from payments made to the holder thereafter. If, however, such holder does not provide its TIN to the Depositary within such sixty (60) day period, the Depositary will remit such previously withheld amounts to the U.S. Internal Revenue Service as backup withholding and will withhold 28% of all reportable payments to the holder thereafter until such holder furnishes its TIN to the Depositary.

6.	Miscellaneous

(a)	If the space on this Letter of Transmittal is insufficient to list all certificates for Deposited Shares, additional certificate numbers and number of Deposited Shares may be included on a separate signed list affixed to this Letter of Transmittal.

(b)	If Deposited Shares are registered in different forms (e.g. ‘John Doe’ and ‘J. Doe’) a separate Letter of Transmittal should be signed for each different registration.

(c)	No alternative, conditional or contingent deposits will be accepted.

(d)	The Circular and any agreement resulting from the Circular will be construed in accordance with and governed by the laws of the Province of Alberta and the laws of Canada applicable therein and the Shareholder covered by this Letter of Transmittal hereby unconditionally and irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Alberta and the courts of appeal therefrom.

(e)	Additional copies of the Circular and the Letter of Transmittal may be obtained from the Depositary at its office at the address listed below.

7.	Lost Certificates

If a share certificate has been lost or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded together with a letter describing the loss, to the Depositary. The Depositary will advise the transfer agent who will send replacement documents. The certificate must be replaced prior to receiving the funds.
Office of the Depositary, Computershare Investor Services Inc.

By Mail P.O. Box 7021 31 Adelaide Street East Toronto, Ontario M5C 3H2 Attn: Corporate Actions	By Registered Mail, Hand or Courier 100 University Avenue 9th Floor Toronto, Ontario Canada M5J 2Y1 Attn: Corporate Actions
E-mail: corporateactions@computershare.com
Telephone: 1-866-612-8054
Any questions and requests for assistance may be directed by Shareholders to the Depositary at its telephone number and location set out above.